FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 11 2000
No. C 20312-94
Dean Heller
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
of
SERIES B CONVERTIBLE PREFERRED STOCK
of
PHOTOGEN TECHNOLOGIES, INC.

We, John T. Smolik and Eric A. Wachter, the President and the Secretary, respectively, of Photogen Technologies, Inc., a corporation organized and existing under the Nevada Revised Statutes (the "Corporation"), in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Restated Articles of Incorporation of the said Corporation, the said Board of Directors on January 26, 2000 adopted the following resolutions, pursuant to Article Fourth of the Corporation's Restated Articles of Incorporation and Title 7, Chapter 78 of the Nevada Revised Statutes, creating one series of shares of Preferred Stock designated as Series B Convertible Preferred Stock:

"RESOLVED, that pursuant to Article Fourth of the Corporation's Restated Articles of Incorporation, a series of the class of authorized Preferred Stock be, and it hereby is, created and the voting powers, designation, preferences, limitations, restrictions, relative rights of the shares of such series are as follows:

1. General Matters.

(a) Title of Series. A series of Preferred Stock (as defined in the Restated Articles of the Corporation) shall be designated as the Series B Convertible Preferred Stock (the "Series B Preferred Stock").

(b) Number of Shares. The number of authorized shares of Series B Preferred Stock shall be FOUR HUNDRED TWO THOUSAND (402,000) shares, par value $.01 per share.

(c) Fractional Shares. For purposes of dividends and the Series B Liquidation Preference (as defined below) only, the Corporation will recognize fractional shares. For all other purposes (including Conversion Rights (as defined below), voting rights or otherwise) all calculations resulting in a fractional share with respect to Series B Preferred Stock, or Common Stock (as defined in the Restated Articles of Incorporation) issuable in connection therewith, provided for in this Certificate of Designation shall be increased to the nearest whole share of Series B Preferred Stock or Common Stock, as the case may be (after aggregating all shares of Series B Preferred Stock or Common Stock into which such shares are convertible, as

applicable). Under no circumstances will any fractional share or scrip, or cash in lieu thereof, be issued or recognized; provided, however, that to the extent fractional shares are recognized for purposes of dividends and the Series B Liquidation Preference, such fractional shares will be reflected as a book entry on the stock transfer records of the Corporation (which records shall be conclusive and binding absent manifest error).

(d) Senior Securities. The Board of Directors is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation (including Section 10 hereof), the Corporation's Restated Articles of Incorporation or the Nevada General Corporation Law ("Protective Provisions"), the rights, privileges, preferences, and restrictions of any such additional series of Preferred Stock may be subordinated to, *pari passu* with, or senior in any respect to any of those of the Series B Preferred Stock or any future class or series of Preferred Stock. Such senior securities are referred to as "Senior Securities."

2. Dividends.

(a) The holders of record on the Series B Dividend Record Date (as defined below) of the outstanding Series B Preferred Stock shall be entitled to receive dividends, as and when declared by the Board of Directors out of funds legally available therefor. Record holders of Series B Preferred Stock on a Series B Dividend Record Date shall be entitled to one dividend-in-kind payable each year in additional shares of Series B Preferred Stock at the rate of six percent (6%) per annum, resulting in the holder of each share of Series B Preferred receiving a dividend of 0.06 additional shares of Series B Preferred Stock with respect to each share of Series B Preferred Stock. Each such dividend shall be payable on or about each January 15 (a "Series B Dividend-in-Kind Payment Date") (or if such date is not a business day, the dividends due on such Series B Dividend-in-Kind Payment Date shall be paid on the next succeeding business day) beginning on January 15, 2001. Such dividends shall be cumulative and shall accrue on each share of Series B Preferred Stock from the date of such share's issuance; provided, however, that dividends shall cease to accrue on a share of Series B Preferred Stock following such share's redemption or conversion, as the case may be. Dividends on the Series B Preferred Stock shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, not less than 15 nor more than 60 days preceding a dividend payment date (including a Series B Dividend-in-Kind Payment Date), as shall be fixed by the Board of Directors (a "Series B Dividend Record Date"). Except in the case of a redemption under Section 4 or mandatory conversion under Section 6(c), below (in which case dividends shall accrue and be paid through the date of such event), no dividends shall be payable on the Series B Preferred Stock for any partial dividend period.

(b) Subject to any rights of Senior Securities, no dividends or other distrib. ns shall be made with respect to the Common Stock unless at the same time a dividend or distribution is paid with respect to all outstanding shares of Series B Preferred Stock in an amount equal to the amount paid with respect to a share of Common Stock as though the holders of the Series B Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(c) In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, subject to any rights of Senior Securities, in each such case the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stook of the Corporation entitled to receive such distribution.

3. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, but after and subject to the payment in full of all amounts required to be distributed to the holders of the Corporation's Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock") and any other Senior Securities ranking on liquidation prior and in preference to the Series B Preferred Stock, the amount of $16.88 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) ("Series B Liquidation Preference"), respectively. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid Series B Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution to the holders of Series B Preferred Stock shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the Series B Liquidation Preference each such holder is otherwise entitled to receive.

(b) After payment to the holders of the Series A Preferred Stock, the Series B Preferred Stock and any Senior Securities of the amounts set forth in Section 3(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pro rata among the holders of the Common Stock and all classes and Series of Preferred Stock in proportion to the shares of Common Stock then held by them and the shares

of Common Stock which they have the right to acquire upon conversion of the shares of Preferr. Stock then held by them.

(c) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including any reorganization, merger or consolidation, but excluding any merger effected exclusively to change the domicile of the Corporation), or (ii) a sale of all or substantially all of the assets of the Corporation, unless in either case (1) shareholders of record of the Corporation as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the acquisition or sale or otherwise) hold a majority of the voting power of the surviving or acquiring entity, or (2) the holders of a majority of the outstanding Series B Preferred Stock agree by vote or consent to exclude such acquisition or sale from this provision.

(d) Whenever the distribution provided for in this Section 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

4. Redemption.

(a) Provided shares of Common Stock issuable on conversion of Series B Preferred Stock may be resold by the holder thereof either (i) without registration pursuant to Rule 144(k) under the Securities Act of 1933, as amended, (the "Securities Act"), or (ii) pursuant to an effective registration statement, and provided further that an amount equal to the liquidation preference of all Senior Securities (including the Series A Preferred Stock) is paid in full, the Corporation may at any time after January 1, 2002 at its option and in its sole discretion, redeem, from any source of funds legally available therefor, all or any part of the issued and outstanding Series B Preferred Stock. To effect such redemption, the Corporation shall pay in cash in exchange for the shares of Series B Preferred Stock to be redeemed a sum equal to $23.63 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Series B Redemption Price"). Any redemption effected pursuant to this Section 4 shall be made on a *pro rata* basis among the holders of the Series B Preferred Stock in proportion to the shares of Series B Preferred Stock then held by them.

(b) The term "Series B Redemption Date" shall refer to the effective date on which the Corporation redeems shares of Series B Preferred Stock. At least 30 but no more than 60 days prior to each Series B Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of the Corporation or its transfer agent for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be

redeemed from such holder, the Series B Redemption Date, the Series B Redemption Price, the place at ·ich payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 4(c), on or after the Series B Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the aggregate Series B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(c) From and after the Series B Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of shares of Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock (except the right to receive the Series B Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or its transfer agent or be deemed to be outstanding for any purpose whatsoever.

5. Voting Rights. Each holder of shares of the Series B Preferred Stock shall be entitled to one vote for each share of Common Stock into which such Series B Preferred Stock could then be converted (subject to Section 1(c) above regarding fractional shares). Except as otherwise expressly provided in this Certificate of Designation, the Restated Articles of Incorporation or as required by the Nevada General Corporation Law, the holders of Series B Preferred Stock shall vote together with the Common Stock as a single class and shall (subject to Section 6(e) below) be entitled to notice of any stockholders' meeting in the same manner as holders of Common Stock in accordance with the Bylaws of the Corporation.

6. Conversion.

(a) Conversion Rights. Each holder of Series B Preferred Stock shall have the right to convert the Series B Preferred Stock into Common Stock on and subject to the provisions of Section 6 and Section 7 of this Certificate of Designation ("Series B Conversion Rights"). In the event of a liquidation of the Corporation, all Series B Conversion Rights shall terminate at the close of business on the fifth full business day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

(b) Optional Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth day prior to the Series B Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Series B Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and

nonassessable shares of Common Stock as is determined by dividing (i) (x) $16.88 by (y) the Series B Conversion Price if the conversion takes place at any time on or before December 31, 2000; (ii) (x) $20.26 by (y) the Series B Conversion Price if the conversion takes place at any time between January 1, 2001 through December 31, 2001; and (iii) (x) $23.63 by (y) the Conversion Price if the conversion takes place at any time on or after January 1, 2002. The "Series B Conversion Price" shall initially be $16.88, and shall be adjusted as provided in Section 7, below (provided, however, that the Series B Conversion Price shall not exceed $16.88 per share).

(c) Mandatory Conversion. The Corporation may at its option require the holders of all outstanding shares of Series B Preferred Stock to convert their Series B Preferred Stock into the number shares of Common Stock into which such Series B Preferred Stock would be convertible pursuant to Section 6(b) (subject, however, to the last sentence of this Section 6(c)) upon the occurrence of any of the following:

(i) The date specified by the vote or written consent or agreement of holders of a majority of the shares of Series B Preferred Stock then outstanding;

(ii) Immediately prior to the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, which results in the Corporation receiving $20,000,000 or more in gross proceeds (excluding underwriter's discounts, commissions and similar compensation), other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to a stock option or other type of employee benefit plan of the Corporation;

(iii) At the discretion of the Board of Directors, if (A) holders of the requisite majority of outstanding shares of Series B Preferred Stock do not approve (by vote or written consent) of the creation, authorization and/or issuance of any Special Senior Security (defined below) upon which such holders are entitled to vote as a separate series or class pursuant to Section 10 below or pursuant to the Nevada General Corporation Law, but (B) such transaction has been approved and recommended by the Board of Directors. A "Special Senior Security" means any Senior Security or *pari passu* security which is issued to any vendor, licensor or other person or entity engaged in a joint venture or other commercial or similar transaction or relationship with the Corporation or any of the Corporation's affiliates, the bona fide purpose of which transaction is (in the good faith business judgment of the Board of Directors) to develop the Corporation's business and not solely to provide financing to or invest in the securities of the Corporation;

(iv) At the discretion of the Board of Directors, at any time after January 1, 2005.

Notwithstanding anything herein to the contrary, if any mandatory conversion under Section 6(c) takes place pursuant to subparagraphs (ii) or (iii) hereof at any time before December 31, 2000,

the number of shares of Common Stock issuable in connection with such conversion shall be calcul. 1 by dividing (x) $20.26 by (y) the Series B Conversion Price.

(d) Mechanics of Conversion.

(i) Before any holder of Series B Preferred Stock shall be entitled to convert the same on an optional basis pursuant to Section 6(b) into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation or its transfer agent, such certificates surrendered for conversion shall be endorsed or accompanied by written instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or such holder's attorney duly authorized in writing. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have taken place immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock after such date.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

(iii) In the event of a mandatory conversion of Series B Preferred Stock pursuant to Section 6(c) the conversion shall be deemed to have taken place at the close of business on the effective date specified by the Board of Directors. On such effective date, all of the outstanding certificates which prior to that time represented shares of Series B Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Common Stock into which the shares of Series B Preferred Stock have been converted. The registered owner on the books and records of the Corporation or its transfer agent of any such outstanding Series B Preferred Stock certificate shall, until such certificate shall have been surrendered for exchange or transfer or otherwise accounted for to the Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to the shares of Common Stock into which such Series B Preferred Stock shall have been converted; provided, however, that dividends or other distributions upon shares of Common Stock resulting from the

conversion of such Series B Preferred Stock shall accrue but shall not be delivered to any such stock- der until such stockholder has surrendered or otherwise accounted for the Series B Preferred Stock stock certificate representing the converted shares. The Corporation shall issue new certificates for Common Stock in due course as certificates for converted Series B Preferred Stock are tendered to the Corporation or its transfer agent for exchange or transfer or otherwise accounted for.

(e) Notice to Holders of Series B Preferred Stock. In the event:

(i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

(iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation, or an acquisition or sale of assets which has the effect of a dissolution under Section 3(c); or

(v) of any transaction that causes a mandatory conversion pursuant to Section 6(c);

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in Sections 6(e)(v)(1) or 6(e)(v)(2) below or twenty days before the date specified in Section 6(e)(v)(3) below, a notice stating:

> (1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or
>
> (2) the effective date of any mandatory conversion pursuant to Section 6(c), or
>
> (3) the date on which such reclassification, dissolution, liquidation, winding up, acquisition or sale of assets is expected to become effective, and the date as of which it is expected that holders of Common Stock of

record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

(f) No Impairment. The Corporation will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 6 and Section 7 in the taking of all such action as may be necessary or appropriate in order to protect the Series B Conversion Rights against impairment.

(g) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(h) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of all shares of Series B Preferred Stock issuable pursuant to this Certificate of Designation, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Restated Articles of Incorporation.

7. Adjustment to Series B Conversion Rights for Certain Diluting Events.

(a) Definitions.

(i) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 7(b) below, deemed to be issued) by the Corporation after the Original Issue Date (as defined in Section 7(a)(iv) below), but excluding shares of Common Stock issued or issuable:

(1) as a dividend or distribution on Series B Preferred Stock;

(2) by reason of a dividend, stock split, or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (1);

(3) upon the exercise of options excluded from the definition of "Option" in Section 7(a)(iii);

(4) to vendors, licensors, lenders and similar third parties engaged in commercial relationships with the Corporation, up to 1,000,000 shares of Common Stock in the aggregate, or Options to acquire or Convertible Securities convertible into such Common Stock; or

(5) upon conversion of shares of Series B Preferred Stock or any other Convertible Securities (as defined in Section 7(a)(ii) below) outstanding as of the date hereof (including the Series A Preferred Stock, the Convertible Promissory Note in the principal amount of $4,800,000 dated October 20, 1999 originally issued to Elan International Services Ltd., the Warrant to acquire 100,000 shares of Common Stock originally issued to Elan International Services, Ltd., and the Placement Agent's Warrant Agreement originally issued or to be issued to Gilford Securities Incorporated in connection with the offering of Series B Preferred Stock).

(ii) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(iii) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, but excluding rights, options or warrants excluded from the definition of "Additional Shares of Common Stock" and rights, options or warrants granted to employees, directors or consultants of the Corporation pursuant to plans or agreements adopted or approved by the Board of Directors to acquire up to that number of shares of Common Stock as is equal to ten (10%) percent of the Common Stock outstanding at the time of such adoption or approval (provided that, for purposes of this Section 7(a)(iii), all shares of Common Stock issuable upon (1) exercise of rights, options or warrants granted or available for grant under plans approved by the Board of Directors, (2) conversion of shares of Preferred Stock, or (3) conversion of Preferred Stock issuable upon conversion or exchange of any Convertible Security, shall be deemed to be outstanding).

(iv) "Original Issue Date" shall mean the date on which the first share of Series B Preferred Stock is issued.

(b) Deemed Issuance of Additional Shares of Common Stock. If the Corpor on at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7(c)) hereof) of such Additional Shares of Common Stock would be less than the Series B Conversion Price on the date such securities are issued, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i) No further adjustment in the Series B Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Option or conversion or exchange of such Convertible Security;

(ii) Upon the expiration or termination of any unexercised Option, the Series B Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Series B Conversion Price; and

(iii) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price then in effect shall forthwith be readjusted to such Series B Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

(c) Determination of Consideration. For purposes of this Section 7, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d) No Adjustment of Series B Conversion Price. No adjustment in the number of shares of Common Stock into which the Series B Preferred Stock is convertible shall be made by adjustment in the Series B Conversion Price: (i) unless the consideration per share (determined pursuant to Section 7(c)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the then-current Series B Conversion Price, or (ii) if prior to such issuance, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series B Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(e) Adjustment of Series B Conversion Price upon Issuance of Additional Shares of Common Stock. If the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(b), but excluding shares issued as provided in Sections 7(f) through 7(i), without consideration or for a consideration per share less than the then-current Series B Conversion Price, then and in such event, the Series B Conversion Price shall be

reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction,

(i) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price; and

(ii) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued.

Notwithstanding the foregoing, the Series B Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

(f) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Series B Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Series B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Series B Conversion Price shall be decreased as of the time of such issuance, by multiplying the Series B Conversion Price by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(h) Adjustments for Other Dividends and Distributions. In the event the Corpora' at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series B Preferred Stock.

(i) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3(c) above), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(j) Certificate as to Adjustments. Upon each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Series B Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series B Preferred Stock certificates, if the same shall reflect the initial or any subsequent Series B Conversion Price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

8. No Reissuance of Series B Preferred Stock. No share or shares of Series B Prefe[illegible]d Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

9. Notices. Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

10. Protective Provisions. Subject in all cases to the provisions of Section 6(c)(iii) above and the rights of any series of Preferred Stock that may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a series, (a) amend its Restated Articles of Incorporation so as to adversely affect the shares of Series B Preferred Stock, (b) authorize or issue any other equity security or security convertible into or exercisable for any equity security having a preference over or being *pari passu* with the Series B Preferred Stock with respect to liquidation or dividend rights, or (c) change the rights of the holders of the Series B Preferred Stock as set forth herein in any other material respect."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation, Preferences and Rights to be duly executed by its President and Secretary as of January , 2000.

John Smolik
John T. Smolik, President

E. A. W
Eric A. Wachter, Secretary

STATE OF Tennessee)
) SS.
COUNTY OF Knox)

On this 27th day of January, 2000, personally appeared before me, a Notary Public in and for the State and County aforesaid, John T. Smolik, known to me to be the person described in and did say that he is the President of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Certificate of Designation, Preferences and Rights of Series B Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and said John T. Smolik acknowledged to me that said instrument to be the free act and deed of said corporation.

(Notarial Seal)

WITNESS my hand and official seal, the day and year first above written.

Teresa Ann Woods
Notary Public

My Commission Expires
4-2-2001

STATE OF Tennessee)
) SS.
COUNTY OF Knox)

On this 27th day of January, 2000, personally appeared before me, a Notary Public in and for the State and County aforesaid, Eric A. Wachter, known to me to be the person described in and did say that he is the Secretary of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Certificate of Designation, Preferences and Rights of Series B Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and said Eric A. Wachter acknowledged to me that said instrument to be the free act and deed of said corporation.

(Notarial Seal)

WITNESS my hand and official seal, the day and year first above written.

Teresa Ann Woods
Notary Public

My Commission Expires
4-2-2001

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 1 7 2000
No. C 20312-94
Dean Heller
DEAN HELLER, SECRETARY OF STATE

RESTATED ARTICLES OF INCORPORATION OF PHOTOGEN TECHNOLOGIES, INC.

We, the undersigned, for the purpose of amending and restating the Restated Articles of Incorporation of Photogen Technologies, Inc. filad June 17, 1998 with the Secretary of State of Nevada and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, hereby adopt and make the following Restated Articles of Incorporation:

FIRST: The name of the corporation (hereinafter called the "Corporation") is: Photogen Technologies, Inc.

SECOND: The resident agent of the Corporation within the State of Nevada is The Corporation Trust Company of Nevada, whose address is One East First Street, Reno, Nevada 89501.

THIRD: The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

FOURTH: (a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is one hundred fifty-five million (155,000,000), of which (i) one hundred fifty million (150,000,000) shares shall be Common Stock, par value $.001 per share ("Common Stock"), and (ii) five million (5,000,000) shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock"), which Preferred Stock may be issued from time to time by the Board of Directors. The Board of Directors is authorized to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of Preferred Stock shall be described in one or more resolutions of the Board of Directors authorizing the issuance of such class or series of Preferred Stock.

(b) No holder of any of the shares of any class or series of capital stock of the Corporation shall have a preemptive right to acquire unissued shares, treasury shares or securities convertible into or carrying a right to subscribe for or acquire any such shares.

(c) Any paid-up shares of stock of the Corporation and any shares of stock of the Corporation issued as fully paid-up shall not be assessable or assessed in any manner or for any cause.

FIFTH: (a) The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "director."

(b) The authorized number of members constituting the Board of Directors of the Corporation is seven (7).

(c) All vacancies on the Board of Directors, including those caused by an increase in the number of directors, shall only be filled in the manner provided by the Bylaws.

SIXTH: The Corporation shall have perpetual existence.

SEVENTH: The personal liability of the directors to the Corporation or its stockholders is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

EIGHTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify each person who is or was a director of the Corporation and each person who serves or served at the request of the Corporation as a director of another enterprise. The indemnification provided for herein shall not be deemed exclusive of any other rights to which such person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the rights of any person referred to in this Article Eighth for or with respect to acts or omissions of such person occurring prior to such amendment or repeal. The indemnification provided in this Article Eighth shall contimue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such person.

NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

We, the undersigned President and Secretary, respectively, of the Corporation, hereby certify that the amendment to the Restated Articles of Incorporation of the Corporation was adopted by the holders of at least 33,405,202 shares of stock eligible to vote thereon which represents approximately at least 88 % of the shares of the Corporation eligible to vote thereon.

IN WITNESS WHEREOF, we hereby execute these Restated Articles of Incorporation on this seventeenth day of May, 2000.

Timothy Scott, Ph.D., President

Eric A. Wachter, Ph.D., Secretary

STATE OF ILLINOIS)
) SS.
COUNTY OF COOK)

On this 17th day of May, 2000, personally appeared before me, a Notary Public in and for the State and County aforesaid, Timothy Scott, Ph.D. and Eric A. Wachter, Ph.D., known to me to be the persons described in and who executed the foregoing Restated Articles of Incorporation, and who acknowledged to me that they, respectively, executed the same freely and voluntarily and for the uses and purposes therein mentioned.

WITNESS my hand and official seal, the day and year first above written.

Notary Public

(Notarial Seal)

"OFFICIAL SEAL"
LINDA L. ROZICH
Notary Public, State of Illinois
My Commission Expires 9/25/2001

DEAN HELLER
Secretary of State

101 North Carson Street, Suite 3
Carson City, Nevada 89701-4786
(775) 684 5708

Certificate to Accompany Restated Articles
(PURSUANT TO NRS 78.403 and 82.371)

Office Use Only

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAY 17 2000
No. C20312-94
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.

This Form Is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403 or 82.371)
(This form may also be used to accompany Restated Articles for Limited-Liability Companies and Certificates of Limited Partnership)
- Remit in Duplicate -

1. Name of Nevada entity as last recorded in this office: Photogen Technologies, Inc.

2. Indicate what changes have been made by checking the appropriate spaces.*

___ The entity name has been amended.

___ The resident agent has been changed.
(attach Certificate of Acceptance from new resident agent)

___ The purpose of the entity has been amended.

___ The authorized shares have been amended.

_x_ The directors, managers or general partners have been amended.

___ The duration of the entity has been amended.

___ IRS tax language has been added.

___ Articles have been added to the articles or certificate.

___ Articles have been deleted from the articles or certificate.

___ None of the above apply. The articles or certificate have been amended as follows:
(provide article numbers, if available)
Amend paragraph (b) of Article Fifth to increase the number of directors from six to seven.
Amend paragraph (c) to provide that all vacancies on the Board of Directors be filled in the manner provided by the By-laws.

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering Articles of Incorporation, Articles of Organization or Certificates of Limited Partnership.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment

Office Use Only:

FILED # C20312-94

NOV 1 2 2002

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

- Remit in Duplicate -

1. Name of corporation: Photogen Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Effective as of the close of business on the date of filing this Amendment to the Restated Articles of Incorporation with the Nevada Secretary of State (the "Effective Time"), the filing of this Amendment shall effect a reverse split (the "Reverse Split") pursuant to which each four shares of Common Stock, par value $.001 per share, issued [illegible] outstanding and held by a single holder, shall be combined into one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares into which the shares of Common Stock represented by such certificate shall be combined as a result of the Reverse Split. The Corporation shall not issue fractional shares or scrip as a result of the Reverse Split, but shall round up to the nearest whole share any fractional share that would otherwise result from the Reverse Split, the number of authorized shares of Common Stock shall continue to be 150,000,000; and the par value of the Common Stock shall be $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 79%.*

4. Officer Signature (Required):

Taffy J. Williams, Ph.D., President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

FILED # C20312-94

NOV 1 2 2002

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF WITHDRAWAL
of
SERIES B CONVERTIBLE PREFERRED STOCK
of
PHOTOGEN TECHNOLOGIES, INC.

We, the undersigned, for the purpose of terminating the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of Photogen Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation") and in accordance with the provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, hereby certify:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors on September 9, 2002 adopted the following resolution, pursuant to Article FOURTH of the Corporation's Amended and Restated Articles of Incorporation, thereby canceling one series of shares of Preferred Stock designated as Series B Convertible Preferred Stock. No share of the class or series is outstanding.

"RESOLVED, that pursuant to Article FOURTH of the Corporation's Amended and Restated Articles of Incorporation, the Series B Convertible Preferred Stock is hereby cancelled and the Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock, filed on February 11, 2000 with the Secretary of State of Nevada, is hereby terminated in its entirety."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Withdrawal of Series B Convertible Preferred Stock to be duly executed by its President and duly attested to by its Secretary as of October 31, 2002.

Taffy Williams, Ph.D., President

Brooks Boveroux, Secretary

STATE OF Illinois)
) SS.
COUNTY OF Cook)

On this 31st day of October, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Taffy J. Williams, Ph.D., known to me to be the person described in and did say that he is the President of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Certificate of Designation, Preferences and Rights of Series B Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and acknowledged to me that said instrument to be the free act and deed of said corporation.

"OFFICIAL SEAL"
MATTHEW I. HAFTER
COMMISSION EXPIRES 06/12/06

WITNESS my hand and official seal, the day and year first above written.

Notary Public

(Notarial Seal)

STATE OF Illinois)
) SS.
COUNTY OF Cook)

On this 31st day of October, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, Brooks Boveroux, known to me to be the person described in and did say that he is the Secretary of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Certificate of Designation, Preferences and Rights of Series B Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and acknowledged to me that said instrument to be the free act and deed of said corporation.

WITNESS my hand and official seal, the day and year first above written.

"OFFICIAL SEAL"
MATTHEW I. HAFTER
COMMISSION EXPIRES 06/12/06

(Notarial Seal)

Notary Public

DEAN HELLER
Secretary of State
204 North Carson Street, Suite :
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 20312-94

FEB 0 5 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Photogen Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
Article FIRST of the Restated Articles of Incorporation is hereby amended in its entirety as follows:
"FIRST: The name of the corporation (hereinafter called the "Corporation") is IMCOR Pharmaceutical Co."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 81 *

4. Effective date of filing (optional): ____________
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): Taffy Williams
Taffy J. Williams, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C20312-94

OCT 26 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Withdrawal of Certificate of Designation
(PURSUANT TO NRS 78.1955(6))

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Withdrawal
to Certificate of Designation
for Nevada Profit Corporations
(Pursuant to NRS 78.1955(6))

1. Name of corporation: IMCOR Pharmaceutical Co.

2. Following is the resolution by the board of directors authorizing the withdrawal of Certificate of Designation establishing the classes or series of stock:

"RESOLVED, that pursuant to ARTICLE FOURTH of the Corporation's Restated Articles of Incorporation, the Series A Preferred Stock is hereby cancelled and the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock, filed on November 5, 1999 with the Secretaryof State of Nevada, is hereby terminated in its entirety."

3. No shares of the class or series of stock being withdrawn are outstanding.

4. Officer Signature: Toffy Williams
Taffy J. Williams, President

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation: IMCOR Pharmaceutical Co.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

RESOLVED, thatpursuant to ARTICLE FOURTH of the Corporation's Restated Articles of Incorporation, a series of the class of authorized Series A Convertible Preferred Stock be, and it hereby is, created and the voting powers, designation, preferences, limitations, restrictions, relative rights of the shares of such series are further described in Exhibit A attached hereto. Designating 4,500 shares.

3. Effective date of filing (optional): upon filing

(must not be later than 90 days after the certificate is filed)

4. Officer Signature: [signature]

Taffy J. Williams, President

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

EXHIBIT A
to the
CERTIFICATE OF DESIGNATION
for
IMCOR PHARMACEUTICAL CO.

"RESOLVED, that pursuant to ARTICLE FOURTH of the Corporation's Restated Articles of Incorporation, a series of the class of authorized Preferred Stock be, and it hereby is, created and the voting powers, designation, preferences, limitations, restrictions, relative rights of the shares of such series are as follows:

1. General Matters.

(a) Title of Series. A series of Preferred Stock (as defined in the Restated Articles of the Corporation) shall be designated as the Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock").

(b) Number of Shares. The number of authorized shares of Series A Convertible Preferred Stock shall be Four Thousand Five Hundred (4,500) shares, par value $.01 per share.

(c) Fractional Shares. For all purposes (including Conversion Rights (as defined below), voting rights or otherwise) all calculations resulting in a fractional share with respect to Series A Convertible Preferred Stock, or Common Stock (as defined in the Restated Articles of Incorporation) issuable in connection therewith, provided for in this Certificate of Designation shall be increased to the nearest whole share of Series A Convertible Preferred Stock or Common Stock, as the case may be (after aggregating all shares of Series A Convertible Preferred Stock or Common Stock into which such shares are convertible, as applicable). Under no circumstances will any fractional share or scrip, or cash in lieu thereof, be issued or recognized.

(d) Senior Securities. The Board of Directors is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation, the Corporation's Restated Articles of Incorporation or the Nevada General Corporation Law, the rights, privileges, preferences, and restrictions of any such additional series of Preferred Stock may be subordinated to, *pari passu* with, or senior in any respect to any of those of the Series A Convertible Preferred Stock or any future class or series of Preferred Stock. Such senior securities are referred to as "Senior Securities."

(e) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), and subject in all events to the rights of the holders of Senior Securities, each holder of Series A Convertible Preferred Stock shall be entitled to be paid out of the funds and assets of the Corporation available for distribution to holders of the Corporation's capital stock before any payment or

setting apart for payment of any amount shall be made in respect of any Common Stock, an amount equal to $1,000.00 per share of Series A Convertible Preferred Stock (the "Liquidation Preference"). If, upon any Liquidation Event, the remaining funds and assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Convertible Preferred Stock the full Liquidation Preference, the holders of the Series A Convertible Preferred Stock shall share ratably in the distribution of the entire remaining assets and funds of the Corporation legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Whenever a distribution provided for herein is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

2. Voting Rights. The holders of Series A Convertible Preferred Stock shall have no voting rights except as required by law or as otherwise provided herein.

3. Redemption. At any time after the 30th anniversary of the Original Issue Date (as defined herein), any holder of Series A Convertible Preferred Stock shall have the right to require the Corporation, to the extent that the Corporation shall have funds legally available, to redeem such holder's shares of Series A Convertible Preferred Stock at a redemption price equal to $1,000.00 per share of Series A Convertible Preferred Stock, payable in cash. Any holder of Series A Convertible Preferred Stock who elects to exercise its rights pursuant to this section shall deliver to the Corporation (i) a written notice of election not less than 20 days prior to the date of redemption and such notice shall set forth the name of the holder, the number of shares of Series A Convertible Preferred Stock to be redeemed and a statement that the election to exercise a redemption right is being made thereby and (ii) on or before the date of redemption, certificates evidencing the shares of Series A Convertible Preferred Stock to be redeemed duly endorsed for transfer to the Corporation.

4. Conversion.

(a) Conversion Rights. Each holder of Series A Convertible Preferred Stock shall have the right to convert the Series A Convertible Preferred Stock into Common Stock on and subject to the provisions of this Section 4 ("Series A Conversion Rights"). In the event of a liquidation of the Corporation, all Series A Conversion Rights shall terminate at the close of business on the fifth full business day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Convertible Preferred Stock.

(b) Optional Conversion. Each share of Series A Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the first nine months following the first issuance of a share of Series A Convertible Preferred Stock (the "Original Issue Date") into fully paid and non-assessable shares of Common Stock of the Corporation at an initial conversion ratio of 3,703.703778 shares of common stock for each share of Series A Convertible Preferred Stock, resulting in an initial conversion price of $0.27 per share (the "Conversion Price"), subject to adjustment as provided below.

(c) Mandatory Conversion. The Corporation may at its option, at any time after the first anniversary of the Original Issue Date, require the holders of all outstanding shares of Series A Convertible Preferred Stock to convert their Series A Convertible Preferred Stock into the number shares of Common Stock into which such Series A Convertible Preferred Stock would be convertible pursuant to paragraph (b) above if at any time after the first anniversary of the Original Issue Date the closing prices of the Corporation's Common Stock exceeds the Conversion Price by 50% for any ten (10) consecutive trading days; provided, however, that the aggregate number of shares of Series A Convertible Preferred Stock so converted pursuant to this paragraph (c) shall not exceed 19.9% of the Corporation's then total number of outstanding shares of Common Stock.

(d) Mechanics of Conversion.

(i) Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same on an optional basis into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation or its transfer agent, such certificates surrendered for conversion shall be endorsed or accompanied by written instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or such holder's attorney duly authorized in writing. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have taken place immediately prior to the close of business on the date of surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock after such date.

(ii) In the event of a mandatory conversion of Series A Convertible Preferred Stock, the conversion shall be deemed to have taken place at the close of business on the effective date specified by the Board of Directors. On such effective date, all of the outstanding certificates which prior to that time represented shares of Series A Convertible Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock have been converted. The registered owner on the books and records of the Corporation or its transfer agent of any such outstanding Series A Convertible Preferred Stock certificate shall, until such certificate shall have been surrendered for exchange or transfer or otherwise accounted for to the Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to the shares of Common Stock into which such Series A Convertible Preferred Stock shall have been converted; provided, however, that dividends or other distributions upon shares of Common Stock resulting from the conversion of such Series A Convertible Preferred Stock shall accrue but shall not be delivered to any such

stockholder until such stockholder has surrendered or otherwise accounted for the Series A Convertible Preferred Stock stock certificate representing the converted shares. The Corporation shall issue new certificates for Common Stock in due course as certificates for converted Series A Convertible Preferred Stock are tendered to the Corporation or its transfer agent for exchange or transfer or otherwise accounted for.

(e) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of all shares of Series A Convertible Preferred Stock issuable pursuant to this Certificate of Designation, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Restated Articles of Incorporation.

5. Adjustment to Series A Conversion Rights for Certain Events.

(a) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying the Conversion Price by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(c) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue a

dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A Convertible Preferred Stock.

(d) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger or consolidation), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(e) Mergers, etc. In case of any merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change of the Common Stock), the Corporation, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to each holder of Series A Convertible Preferred Stock a new certificate (in form and substance reasonably satisfactory to such holder), so that each holder of Series A Convertible Preferred Stock shall have the right to receive, at a total purchase price not to exceed the Conversion Price (adjusted pursuant to this Section 5), and in lieu of the shares of Common Stock theretofore issuable upon conversion of the Series A Convertible Preferred Stock, the kind and amount of shares of capital stock, other securities, money, and property receivable upon that reclassification, change, or merger by a holder of the number of shares of Common Stock then issuable upon conversion of the Series A Convertible Preferred Stock. The new stock shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation in accordance with Section 1(e), unless the holders of 66-2/3% of the Series A Convertible Preferred Stock then outstanding vote not to treat the sale of all or substantially all of the assets in such a manner (in which case such holders shall have the rights set forth in this Section 5(e)).

(f) Certificate as to Adjustments. At the request of any holder of Series A Convertible Preferred Stock, upon each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Series A Convertible Preferred Stock a certificate setting forth such adjustment or

readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Series A Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Convertible Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series A Convertible Preferred Stock certificates, if the same shall reflect the initial or any subsequent Series A Conversion Price, need not be changed in order for the adjustments or readjustments to be reflected in accordance with the provisions of this Certificate of Designation, which shall control.

6. No Reissuance of Series A Convertible Preferred Stock. No share or shares of Series A Convertible Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7. Notices.

(a) In the event the Corporation takes any action that would result in an adjustment to the Conversion Price of the Series A Convertible Preferred Stock pursuant to Section 6 or would result in the involuntary or voluntary dissolution, liquidation or winding up of the Corporation, the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Convertible Preferred Stock, and shall cause to be mailed to the holders of the Series A Convertible Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the effective date or record date of such event a notice stating the effective or record date and the number of shares or the amount of cash and/or other property deliverable upon consummation of such event.

(b) Any notice required by the provisions of this Certificate of Designation to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

STATE OF NEVADA
Secretary of State
I hereby certify that this is a true and complete copy of the document as filed in this office.

OCT 2 8 2004

Dean Heller

By ____________

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C20312-1994
Document Number
20050085970-36

Date Filed:
3/28/2005 1:30:42 PM
In the office of

Dean Heller
Secretary of State

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

Important: Read attached instructions before completing form.

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

   IMCOR Pharmaceutical Co.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

   Series A Convertible Preferred

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

RESOLVED, that Paragraph 3 of the Certificate of Designation, as filed with the Nevada Secretary of State on October 28, 2004, is hereby stricken in its entirety and a new Paragraph 3 is hereby stated in its entirety as follows:

3. Reserved.

5. Effective date of filing (optional): Upon filing

   (must not be later than 90 days after the certificate is filed)

6. Officer Signature (Required): Larry J. Williams, President

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Filing Fee: $175.00

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C20312-1994
Document Number:
20050037268-13

Date Filed:
2/28/2005 1:45:44 PM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

IMCOR Pharmaceutical Co.

2. The articles have been amended as follows (provide article numbers, if available):

As of the effective date of filing this Amendment to the Restated Articles of Incorporation with the Nevada Secretary of State (the "Effective Time"), the filing of this Amendment shall effect a reverse split (the "Reverse Split") pursuant to which each twenty shares of Common Stock, par value $.001 per share, issued and outstanding and held by a single holder, shall be combined into one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share. Each stock certificate that prior to the Effective Time represented shares of Common Stock shall, following the Effective Time, represent the number of shares into which the shares of Common Stock represented by such certificate shall be combined as a result of the Reverse Split. The Corporation shall not issue fractional shares or scrip as a result of the Reverse Split, but shall round up to the nearest whole share any fractional share that would otherwise result from the Reverse Split. The number of authorized shares of Common Stock shall continue to be 200,000,000; and the par value of the Common Stock shall be $.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 74%

4. Effective date of filing (optional): March 4, 2005

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.